Exhibit 99.1

McEwen Copper Completes Oversubscribed US$81.85 Million Offering

Including a $25 Million Investment by Nuton, a Rio Tinto Venture

TORONTO, Aug 31, 2022 - McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to announce the closing of the third and final tranche of the previously announced private placement offering (the “Offering”) of up to 8,000,000 common shares of McEwen Copper Inc. priced at US$10.00 per common share. The third tranche is comprised of a $25 million investment by Rio Tinto’s copper leaching technology venture, Nuton (“Nuton” or the “Investor”), and $1.85 million from other investors. The total Offering has been increased to 8,185,000 common shares, with the amounts raised in the three tranches of the private placement totalling $81.85 million.

McEwen Copper is well-funded to advance its Los Azules Project, located in the mining friendly province of San Juan, Argentina. The next milestones are the upcoming drilling season from October 2022 to June 2023, the completion of an updated preliminary economic assessment (PEA) in early Q1 2023, and the planned IPO of McEwen Copper in H1 2023.

In connection with the Offering, McEwen Copper entered into a collaboration agreement with Nuton (the "Nuton Collaboration Agreement”) to advance our understanding of the potential application of heap leach technology at Los Azules, including the testing of Nuton® Technologies for compatibility with Los Azules copper mineralization. Leaching has many potential economic and environmental benefits over a conventional milling scenario, including lower water and energy consumption, no large tailings storage facility or dam, and typically lower capital and operating costs.

McEwen Copper Chief Executive Rob McEwen said: “Los Azules is among the largest undeveloped copper assets in the world. We recognize the potential opportunity of using Nuton Technologies to produce copper in greater amounts, more rapidly, and with less impact on the environment and water resources. I trust that our relationship with Nuton and Rio Tinto will accelerate the process of realizing the enormous potential of Los Azules.”

Rio Tinto Chief Executive Copper Bold Baatar said: “This agreement will allow us to evaluate the potential to commercially deploy Rio Tinto’s innovative Nuton Technologies for copper leaching in McEwen Copper’s planned development of Los Azules. Our Nuton Technologies have the capacity to unlock increased copper production for Rio Tinto and our partners, with a low carbon footprint and leading environmental performance.”

The principal terms of the Nuton Collaboration Agreement include:

•	Nuton will invest $25 million in McEwen Copper, acquiring 2.5 million common shares at $10.00 per common share, for post-closing ownership of 9.73%.

•	McEwen Copper and Nuton will jointly undertake copper leach testing using Nuton Technologies with samples from Los Azules. McEwen Copper has agreed to grant exclusivity to Nuton for one year in the area of novel, patented or trade secret leaching technology, while it will continue its independent test work and studies using conventional leach technologies.

•	Nuton will have the right to select one nominee who will be appointed as a director or observer to the Board of McEwen Copper. This right will continue for as long as Nuton holds greater than 7.5% of the issued and outstanding shares of McEwen Copper.

•	McEwen Copper and its controlling shareholders will not complete a liquidity event (such as the planned IPO) until after March 31, 2023.

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•	McEwen Copper has agreed to limit related party transactions in certain situations until the earlier of the planned IPO (or alternative liquidity event) or Nuton ceasing to hold 7.5%.

•	Customary standstill and lock-up agreement between the Investor and its affiliates and McEwen Copper and its affiliates.

•	Other customary representations and warranties.

About McEwen Copper

McEwen Copper Inc. holds 100% interest in the Los Azules copper project in San Juan, Argentina and the Elder Creek project in Nevada, USA. McEwen Mining Inc. (NYSE/TSX:MUX) owns a 68% share of McEwen Copper.

About Los Azules

Los Azules was ranked in the top 10 largest undeveloped copper deposits in the world by Mining Intelligence (2022). Its current copper resources are estimated at 10.2 billion pounds at a grade of 0.48% Cu (Indicated category) and an additional 19.3 billion pounds at a grade of 0.33% Cu (Inferred category).

About Nuton

Nuton is an innovative new venture that aims to help grow Rio Tinto’s copper business. At the core of Nuton is a portfolio of proprietary copper leach-related technologies and capability – a product of almost 30 years of research and development. Nuton® Technologies offer the potential to economically unlock copper sulphide resources, copper bearing waste and tailings, and achieve higher copper recoveries on oxide and transitional material, allowing for a significantly increased copper production. One of the key differentiators of Nuton is the potential to deliver leading environmental performance, including more efficient water usage, lower carbon emissions, and the ability to reclaim mine sites by reprocessing mine waste.

About Rio Tinto

Rio Tinto is the second largest mining and metals company in the world, operating in 35 countries, and producing the raw materials essential to human progress. It aims to help pioneer a more sustainable future, from partnering in the development of technology that can make the aluminum smelting process entirely free of direct greenhouse gas (GHG) emissions, to providing the world with the materials it needs – such as copper – to build a new low-carbon economy and products like electric vehicles, charging infrastructure and smartphones.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

WEBSITE

www.mcewenmining.com

CONTACT INFORMATION

150 King Street West

Suite 2800, P.O. Box 24

Toronto, ON, Canada

M5H 1J9

Investor Relations:

(866)-441-0690 Toll-Free

(647)-258-0395

Mihaela Iancu ext. 320

info@mcewenmining.com

SOCIAL MEDIA
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